Exhibit 3.2

BY-LAWS

OF

US BIOENERGY CORPORATION

Article 1 — Offices

1.1 Principal Office. The principal office shall be located at 100 22nd Avenue, Brookings, SD 57006, in the County of Brookings, and State of South Dakota.

1.2 Registered Office. The registered office of the Corporation required by the South Dakota Business Corporation Act to be maintained in the State of South Dakota may be, but need not be, identical with the principal office in the State of South Dakota, and the address of the registered office as provided in the Articles of Incorporation may be changed from time to time by the Board of Directors.

1.3 Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of South Dakota as the Board of Directors may from time to time determine or the business of the Corporation requires.

Article 2 — Capital Stock

2.1 Certificate for Stock. Each owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. All certificates of stock shall be signed by the President and Secretary.

2.2 Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate alleged to have been lost, stolen, destroyed or mutilated, and the Board may in its discretion require the owner of such certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction or the issuance of any such new certificate.

2.3 Issuance of Shares. No certificate covering any of the stock of this Corporation shall be issued until the full subscription price therefor has been fully paid, the agreed property or labor has been received or fully performed; such subscription price, property or labor shall be equal to at least the par value of the shares of stock covered by the same.

2.4 Record. A record shall be kept of the name of each person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation.

2.5 Stock Transfers. Transfers of stock shall be made only on the books of the Corporation, and the old certificate, properly endorsed by the holder thereof, as shown upon the books of the Corporation, shall be surrendered and cancelled before a new certificate is issued.

Article 3 — Stockholders’ Meetings

3.1 Annual Meeting. The annual meeting of the stockholders shall be held at the office of the company in the city of Brookings, County of Brookings, South Dakota, on the third Monday in the month of May of each calendar year, at the hour of 10:00 o’clock A.M., unless such date shall fall on a legal holiday, in which event the meeting shall be held on the next succeeding business day. If for any reason the annual meeting is not held on the date provided in this section, it may be held at another time in the manner provided for special meetings, except that it must be called upon request of any shareholder.

3.2 Special Meetings. A special meeting of the stockholders of this Corporation, to be held at the same place as provided for the annual meeting, may be called at any time by the President, and in his absence by the Vice-President, or by a majority of the directors. It shall be the duty of the directors, President or Vice-President to call such meeting whenever so requested by stockholders holding a majority of the outstanding capital stock of the Corporation.

3.3 Notice of Meeting. Written or printed notice stating the place, day and hour of all annual and special meetings, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in the manner stated in §8.1 not less than ten (10) nor more than fifty (50) days before the date of the meeting, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

3.4 Control of Meetings. The President, or in his absence or inability to act, the Vice-President, or in the case of the absence or inability of each of them, the Secretary, shall pre- side at all such meetings.

3.5 Closing of Stock Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately proceeding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

3.6 Voting. At every meeting of shareholders, each shareholder or his administrator, executor, guardian, conservator, trustee, receiver or pledgee (if any of those alternatives are applicable) shall be entitled to cast one vote for each share of voting stock so held, which vote may be cast in person or by proxy. The directors of the Corporation shall have the discretion to describe in the notice for any such meeting reasonable requirements for the content and verification of such proxies. The attendance at any such meeting by a person who has given a proxy shall not have the effect of revoking it unless he shall so notify the Secretary of the Corporation in writing prior to the voting of the proxy. Shares must be voted, in person or by proxy, by the record owner of such shares except for an administrator, executor, guardian, conservator, receiver or pledgee of a shareholder, if so authorized by appropriate court order. The Corporation shall not vote its own stock held by it in any capacity, including as a fiduciary. Such shares shall not be counted in determining the total number of outstanding shares at any given time.

3.7 Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to accumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

3.8 Quorum. A quorum for the transaction of business at any such meeting shall consist of the number of members representing a majority of the shares of stock issued and outstanding either in person or by proxy; but the stockholders present at any meeting, though less than quorum, may adjourn the meeting to a future time to be specified by them.

Article 4 — Directors

4.1 Qualifications of Directors. The business and property of the Corporation shall be managed by a board of not less than one (1) and no more than five (5) directors, as determined by the shareholders at each annual meeting or any special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be shareholders of the Corporation.

4.2 Annual Meeting of Board of Directors. The regular annual meeting of the directors shall be held at the same place as the annual stockholders’ meeting, on the same day and immediately following each annual stockholders’ meeting.

4.3 Special Meetings. Special meetings of the directors may be held at any time, on the call of the President or a majority of the directors, provided due notice thereof is given as prescribed in the next succeeding section of this Article. The directors at any meeting may prescribe and fix times and place for other regular meetings of the Board of Directors than the annual meeting above set forth. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Dakota, as the place for holding any special meeting of the Board of Directors called by them.

4.4 Notice of Special Meetings. Notice of any special meeting shall be given by written notice in the manner stated in §8.1 at least two (2) days before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.5 Quorum. A quorum for the transaction of business at any special or regular meeting of the directors shall constitute a majority of the members of the board. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Articles of Incorporation or these By-Laws.

4.6 Annual Statement. Prior to each annual stockholder’s meeting, the directors shall review and approve for submission to the stockholders by the officers of the Corporation a statement of the business done during the preceding year, together with a report of the general condition of the Corporation and the condition of the property and assets.

4.7 Vacancies on Board of Directors. Vacancies in the Board of Directors may be filled by the remaining directors for the unexpired term of any regular or special meeting, subject to the qualification that at any time after there occurs a vacancy on the Board of Directors, the stockholders of this Corporation, at any regular or special meeting of said stockholders, may designate the person or persons to fill any such vacancy. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

4.8 Salaries and Expenses of Board of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as director, unless otherwise provided in the Articles of Incorporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.9 Assent to Action. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.10 Participation by Telephone or Similar Means. Notwithstanding any other provision of these By-Laws or notice of any annual or special meeting, one or more or all directors may attend and participate in any annual, regular or special meeting by telephone or similar means allowing all directors to hear each other at the same time. All persons participating in or hearing any meeting by such means shall be deemed present at such meeting. If the chairman or other person conducting the meeting shall receive notification prior to the day of the meeting that any person wishes to participate by telephone or if it is known that any director resides outside the city where the meeting is to be held, adequate arrangements shall be made to insure that equipment for participation by telephone is available.

4.11 Executive Committees. The Board of Directors may by resolution designate two or more directors to constitute an executive committee in the manner prescribed by statute, which committee shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except as specifically limited by statute. The Board of Directors may by resolution establish other committees which shall have such names, powers, authority and limitations as may be determined from time to time by resolution of the Board of Directors. The notice requirements for meetings of the Board of Directors shall apply to meetings of such committees.

4.12 Minutes. Regular minutes of each meeting of the Board of Directors and each committee of directors shall be kept and made available to all directors and shareholders.

Article 5 — Officers

5.1 Qualifications of Officers. The officers of the Corporation shall be a president, one (1) or more vice-presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. The officers need not be stockholders. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person. If so determined by unanimous consent or vote of all directors at the initial or any annual meeting of the Board of Directors, officers of the Corporation may be limited to a president and a secretary, in which case the president shall also exercise the duties of treasurer and the secretary shall also exercise the duties of vice president, each as described by these By-Laws.

5.2 Election of Officers. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

5.3 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.4 Vacancy of Office. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5.5 Office of President. The President shall be the principal executive officer of the Corporation, and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and other duties as may be prescribed by the Board of Directors from time to time.

5.6 Office of Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and be subject to all the restrictions upon, the President. Any Vice-President may sign, with the Secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.7 Office of Secretary. The Secretary shall: (a) keep the minutes of the shareholders and of the Board of Directors meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and (if applicable) the seal of the Corporation, (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice- President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.8 Office of Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 6 of these By-Laws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.9 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Article 6 — Dividends and Finance

6.1 Authorized Actions of Officers. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

6.2 Loans and Indebtedness. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

6.3 Signature on Checks. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4 Deposit of Funds. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

6.5 Dividends. Dividends to be paid out of the surplus earnings or the assets of the Corporation may be declared from time to time by resolution of the Board of Directors, in its sole discretion, and thereupon may be paid to the stockholders of record of the Corporation accordingly.

6.6 Stock or Other Securities. The Board of Directors shall determine from time to time the manner in which the Corporation shall vote or consent with respect to stock and other securities owned by the Corporation and for such purpose shall have authority to execute, direct or cause the execution in the name of the Corporation, or otherwise, all such written proxies, powers of attorney or other instruments as the Board of Directors deems necessary or proper for the exercise of such powers and rights.

Article 7 — Fiscal Year

7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors from time to time.

Article 8 — Means of Notice and Waiver

8.1 Means of Notice. Each shareholder and director shall furnish the Secretary of the Corporation with a complete address for notices and other communications. If no address is furnished, the address last known by the Secretary may be used. Notices may be given by mail, personal delivery, telegram, telex, telecopied facsimile or institutional courier. Such notice shall be deemed given: if mailed, on the third day after it is deposited in the United States mail so addressed, with postage prepaid; if delivered, when it is left at the recipient’s business address in an envelope bearing the recipient’s name; if by telegram or telex, when it is transmitted; if by telecopied facsimile, upon transmission without same-day notice of transmission problems; and if by courier, on the day after it is accepted by the courier for delivery. This section shall not prevent delivery by any other means accomplishing actual receipt.

8.2 Written Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, or under the provisions of the South Dakota Business Corporation Act, a waiver thereof, by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of timely and proper notice. A waiver may be in writing or by telegraph, telex, telecopy facsimile or other commonly accepted form of recorded information.

8.3 Waiver by Attendance. Any shareholder or director who attends a meeting in any manner or by any representative permitted in these By-Laws waives notice of that meeting, unless attendance is for the sole and express purpose of objecting to the consideration of any business on the ground that the meeting is not lawfully called or convened.

Article 9 — Amendments

9.1 Amendments. These By-Laws may be altered, amended or repealed and new By-Laws be adopted by the stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors.

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